Exhibit 99.1

DOLLAR TREE TO PRESENT AT THE 8TH ANNUAL WEDBUSH MORGAN CALIFORNIA DREAMIN’ CONFERENCE

CHESAPEAKE, Va. – December 6, 2007 – Dollar Tree Stores, Inc. (NASDAQ: DLTR), the nation's leading operator of single-price point dollar stores, will participate in the 8th Annual Wedbush Morgan California Dreamin’ Conference, being held on December 11 – 12, at The Fairmont Miramar Hotel in Santa Monica, California.  Dollar Tree’s presentation is scheduled for Wednesday, December 12, at approximately 8:45 am PST.  Timothy J. Reid, the Company’s Vice President of Investor Relations, will discuss Dollar Tree’s business and growth plans.  A live audio-only web cast of the Company’s presentation at the Wedbush Morgan conference will be available on Dollar Tree’s web site, www.DollarTree.com/medialist.cfm.  A replay will be available within 24 hours of the presentation and can be accessed at the same location.  This replay will be available until midnight December 19, 2007.

CONTACT:	Dollar Tree Stores, Inc., Chesapeake
Timothy J. Reid, 757-321-5284
www.DollarTree.com

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